Exhibit 99.1

Ideanomics Announces Definitive Agreement to Acquire Timios Holdings Corp.

-	Ideanomics has signed a definitive agreement to acquire fast-growing California-based Timios Holdings Corp., a leading title and settlement solutions provider
-	Timios currently has 285 employees and operations in 44 states, and has booked over $60m in YTD revenues, including over $8m in October 2020
-	A strategic acquisition, Timios becomes one of the cornerstones of Ideanomics Capital, delivering innovative fintech solutions to the U.S. real estate industry
~~-~~	The acquisition is in line with Ideanomics’ core ethos of participating in the convergence of fintech and industries that are both in transition and have a high barrier to entry

New York, November 12, 2020/PRNewswire/ - Ideanomics (NASDAQ: IDEX) (“Ideanomics” or the “Company”) is pleased to announce it has signed a definitive stock purchase agreement to acquire 100% of privately held Timios Holdings Corp. (“Timios”) in an all-cash deal, the material terms of which are disclosed in the Company’s related 8-k filing. The acquisition is subject to the satisfaction of regulatory approvals and other customary closing conditions.

Timios, a nationwide title and settlement solutions provider, has been expanding in recent years through offering innovative and freedom-of-choice-friendly solutions for real estate transactions, including residential and commercial title insurance and closing and settlement services, as well as specialized offerings for the mortgage industry.

Ideanomics expects that Timios will become one of the cornerstones of Ideanomics Capital, the Company’s fintech business unit, which focuses on leveraging technology and innovation to improve efficiency, transparency, and profitability for the financial services industry. Timios combines difficult to obtain licenses, a knowledgeable and experienced team, and a scalable solutions platform to deliver best-in-class service through both centralized processing and a localized branch network. Ideanomics will assist Timios in scaling its business in various ways, including referring client acquisition and product innovation.

Founded in 2008 by real estate industry veteran Trevor Stoffer, Timios’ vision is to bring honesty and transparency to real estate transactions. Mr. Stoffer, who currently serves as Timios’ Chairman of the Board, believes that the real estate process has been overly complicated to the detriment of consumers and commercial clients. The company offers title and settlement, appraisal management, and real-estate-owned (REO) title and closing services in 44 states and currently serves more than 280 national and regional clients.

“As we move into an unprecedented era of data-driven real estate transactions, Timios intends to continue to shepherd our customers through this significant transformation in the real estate industry by providing transparency and simplification,” said Timios Chairman of the Board, Trevor Stoffer.

			9 months
	Year Ended	Year Ended	ended
(US$ '000)	31-Dec-18	31-Dec-19	9/30/2020(1)

Revenue	$34,523	$45,099	$54,463
Cost of revenue	26,096	30,695	38,629
Gross profit	8,427	14,404	15,834
Operating expenses	7,852	9,943	8,743
Operating income	575	4,461	7,091
Other Income (expense)	21	(63)	-
Net income before taxes	596	4,398	7,091
Income tax benefit (payable)	435	(1,791)	(1,687)
Net income	$1,031	$2,607	$5,404

(1) Financial Statements for 9 months ended September 30, 2020 are unaudited

Timios has introduced significant product and service level improvements, becoming an innovator in the real estate title and escrow services industries - markets poised for technology disruption. Its proprietary tools eliminate tedious calculations and provide increased pricing transparency to the benefit of all parties in a transaction; lender, real estate agents, and consumers alike. Using a combination of operational discipline and technology, Timios employs efficient workflow management systems and a data-driven approach which results in one of the highest closing rates in the business.

“Ideanomics’ DNA is to serve as a catalyst for change through innovation. Timios fits perfectly within our model as a disruptive force in the mortgage and title industry, which currently has many antiquated processes that go against the trend towards transparency and freedom of choice. With this acquisition, we are onboarding a profitable business which has grown both its top and bottom line tremendously in 2020. We are delighted to add them to our family, where we anticipate they will integrate seamlessly, and we look forward to working with the management team to further develop what is a win-win for both Ideanomics and Timios,” said Alf Poor, CEO of Ideanomics.

The U.S. real estate market is forecasted to continue its upward trend in 2021, with home sales expected to rise and a high volume of sales to occur as buyers take advantage of low interest rates.1 According to Realtor.com, its ‘pace of sales’ metric– which tracks differences in time-on-market – continues to remain above the pre-COVID baseline and is 18.9 points above the January baseline, suggesting buyers and sellers are continuing to connect at a faster rate going into the 2020 fall.

1 https://www.realtor.com/research/topics/real-estate-market-outlook/

For more information, visit: ideanomics.com or timios.com

About Timios Holding Corp.

Timios is the Greek word for “honest,” and that has guided everything we do since 2008. Our mission is simple: to provide an unparalleled real estate transaction experience for buyers, sellers, and professionals. By empowering our customers through innovation, providing total transparency, and simplifying every step, we’ve revolutionized the process to give our customers the control they deserve.

About Ideanomics

Ideanomics is a global company focused on the convergence of financial services and industries experiencing technological disruption. Our Mobile Energy Global (MEG) division is a service provider which facilitates the adoption of electric vehicles by commercial fleet operators through offering vehicle procurement, finance and leasing, and energy management solutions under our innovative sales to financing to charging (S2F2C) business model. Ideanomics Capital is focused on disruptive fintech solutions and services across the financial services industry. Together, MEG and Ideanomics Capital provide our global customers and partners with leading technologies and services designed to improve transparency, efficiency, and accountability, and our shareholders with the opportunity to participate in high-potential, growth industries.

The company is headquartered in New York, NY, with offices in Beijing, Hangzhou, and Qingdao, and operations in the U.S., China, Ukraine, and Malaysia.

Safe Harbor Statement

This press release contains certain statements that may include “forward looking statements”. All statements other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, involve known and unknown risks and uncertainties, and include statements regarding our intention to transition our business model to become a next-generation financial technology company, our business strategy and planned product offerings, our intention to phase out our oil trading and consumer electronics businesses, and potential future financial results. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of risks and uncertainties, such as risks related to: our ability to continue as a going concern; our ability to raise additional financing to meet our business requirements; the transformation of our business model; fluctuations in our operating results; strain to our personnel management, financial systems and other resources as we grow our business; our ability to attract and retain key employees and senior management; competitive pressure; our international operations; and other risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC, which are available on the SEC website at www.sec.gov. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Investor Relations and Media Contact

Timios Holding Corp.

Ernie Lewis, SVP of Marketing

5716 Corsa Avenue, #102Westlake Village, CA 91362

elewis@Timios.com

Ideanomics,Inc.

Tony Sklar, SVP of Investor Relations

1441 Broadway, Suite 5116, New York, NY 10018

ir@ideanomics.com

Valerie Christopherson / Lora Wilson

Global Results Communications (GRC)

+1 949 306 6476

valeriec@globalresultspr.com